                                                                              EXHIBIT 21
                                 Subsidiaries of
                      American Electric Power Company, Inc.
                             As of December 31, 2002

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by American Electric Power Company, Inc.

                                                                          Percentage
                                                                           of Voting
                                                                           Securities
                                                 Location of                Owned By
Name of Company                                 Incorporation           Immediate Parent
---------------                                 -------------           ----------------
American Electric Power Company, Inc.             New York
American Electric Power Service Corporation       New York                   100.0
AEP C&I Company, LLC                              Delaware                   100.0
AEP Coal, Inc.                                    Nevada                     100.0
AEP Communications, Inc.                          Ohio                       100.0
AEP Energy Services, Inc.                         Ohio                       100.0
AEP Generating Company                            Ohio                       100.0
AEP Desert Sky LP, LLC                            Delaware                   100.0
AEP Desert Sky LP II, LLC                         Delaware                   100.0
Golden Prairie Holding Company LLC                Delaware                   100.0
AEP Investments, Inc.                             Ohio                       100.0
Mutual Energy L.L.C.                              Delaware                   100.0
AEP Power Marketing, Inc.                         Ohio                       100.0
AEP T&D Services, LLC                             Delaware                   100.0
AEP Pro Serv, Inc.                                Ohio                       100.0
AEP Retail Energy LLC                             Delaware                   100.0
AEP Texas POLR, LLC                               Delaware                   100.0
AEP Resources, Inc.                               Ohio                       100.0
Appalachian Power Company                         Virginia                    98.7 (a)
  Cedar Coal Co.                                  West Virginia              100.0
  Central Appalachian Coal Company                West Virginia              100.0
  Central Coal Company                            West Virginia               50.0 (b)
  Southern Appalachian Coal Company               West Virginia              100.0
Columbus Southern Power Company                   Ohio                       100.0
  Colomet, Inc.                                   Ohio                       100.0
  Conesville Coal Preparation Company             Ohio                       100.0
  Simco Inc.                                      Ohio                       100.0
  Ohio Valley Electric Corporation                Ohio                         4.3 (e)
    Indiana-Kentucky Electric Corporation         Indiana                    100.0
Franklin Real Estate Company                      Pennsylvania               100.0
Indiana Michigan Power Company                    Indiana                    100.0
  Blackhawk Coal Company                          Utah                       100.0
  Price River Coal Company, Inc.                  Indiana                    100.0
Kentucky Power Company                            Kentucky                   100.0
Kingsport Power Company                           Virginia                   100.0
Ohio Power Company                                Ohio                        99.2 (c)
  Cardinal Operating Company                      Ohio                        50.0 (d)
  Central Coal Company                            West Virginia               50.0 (b)
Ohio Valley Electric Corporation                  Ohio                        39.9 (e)
  Indiana-Kentucky Electric Corporation           Indiana                    100.0
Wheeling Power Company                            West Virginia              100.0
Central and South West Corporation                Delaware                   100.0
  AEP Texas Central Company                       Texas                      100.0 (f)
    CPL Capital I                                 Delaware                   100.0 (g)
    CPL Transition Funding LLC (DE)               Delaware                   100.0 (g)
  Public Service Company of Oklahoma              Oklahoma                   100.0
    PSO Capital I                                 Delaware                   100.0

  Southwestern Electric Power Company             Delaware                   100.0
    The Arklahoma Corporation                     Arkansas                    47.6
    SWEPCo Capital I                              Delaware                   100.0
    Southwestern Arkansas Utilities Corporation   Arkansas                   100.0
    Dolet Hills Lignite Company, LLC              Delaware                   100.0
  AEP Texas North Company                         Texas                      100.0 (h)


Notes:

a. 13,499,500 shares of Common Stock, all owned by parent, have one vote each and 177,899 shares of Preferred Stock, all owned by the public, have one vote each.

b.   Owned 50% by Appalachian Power Company and 50% by Ohio Power Company.

c. 27,952,473 shares of Common Stock, all owned by parent, have one vote each and 238,977 shares of Preferred Stock, all owned by the public, have one vote each.

d. Ohio Power Company owns 50% of the stock; the other 50% is owned by a corporation not affiliated with American Electric Power Company, Inc.

e. American Electric Power Company, Inc. and Columbus Southern Power Company own 39.9% and 4.3% of the stock, respectively, and the remaining 55.8% is owned by unaffiliated companies.

f.   Central  Power  and Light  Company  changed  its name to AEP Texas  Central
     Company.

g. The names of CPL Capital I and CPL Transition Funding LLC (DE)were unchanged at December 31, 2002. AEP intends to change the names of these companies in 2003.

h.   West Texas Utilities Company changed its name to AEP Texas North Company.

